UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 12, 2017 (May 30, 2017)
Date of Report (Date of earliest event reported)

 AP GAMING HOLDCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55119	46-3698600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5475 S. Decatur Blvd., Ste #100
AP Gaming Holdco, Inc.
Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)
(702) 722-6700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

First Lien Credit Facilities
On June 6, 2017 (the “Closing Date”), AP Gaming I, LLC (the “Borrower”), a wholly owned indirect subsidiary of AP Gaming Holdco, Inc. (the “Company”), entered into a first lien credit agreement, providing for $450.0 million in term loans and a $30.0 million revolving credit facility (the “First Lien Credit Facilities”).  The proceeds of the term loans were used primarily to repay the Existing Credit Facilities (as defined below), the AGS Seller Notes (as defined below) and the Amaya Seller Note (as defined below), to pay for the fees and expenses incurred in connection with the foregoing and otherwise for general corporate purposes.
The term loans will mature on February 15, 2024, and the revolving credit facility will mature on June 6, 2022. Starting with the first full quarter after the Closing Date, the term loans require scheduled quarterly payments in amounts equal to 0.25% of the original aggregate principal amount of the term loans, with the balance due at maturity.  Borrowings under the term loans bear interest at a rate equal to, at the Borrower’s option, either LIBOR or the base rate, subject to an interest rate floor plus an applicable margin rate.  Borrowings under the revolving credit facility bear interest at a rate equal to, at the Borrower’s option, either LIBOR or the base rate plus an applicable margin rate.  In addition, on a quarterly basis, the Borrower is required to pay each lender under the revolving credit facility a commitment fee in respect of any unused commitments thereunder at a rate of 0.50% per annum.
The First Lien Credit Facilities are guaranteed by AP Gaming Holdings, LLC, the Borrower’s material, wholly owned domestic subsidiaries (subject to certain exceptions), and are secured by a pledge by AP Gaming Holdings, LLC of the Borrower’s equity interest directly held by AP Gaming Holdings, LLC and a pledge of substantially all of the existing and future property and assets of the Borrower and the subsidiary guarantors, subject to certain exceptions.  The First Lien Credit Facilities require that the Borrower maintain a maximum net first lien leverage ratio set at a maximum of 6.0 to 1.0.  The First Lien Credit Facilities contain limitations on additional indebtedness, guarantees, incurrence of liens, investments and distributions, as defined.  The First Lien Credit Facilities also contain customary events of default included in similar financing transactions, including, among others, failure to make payments when due, default under other material indebtedness, breach of covenants, breach of representations and warranties, involuntary or voluntary bankruptcy, and material judgments.
The lenders under the First Lien Credit Facilities and their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. In addition, Apollo Global Securities, LLC, which acted as an arranger under the First Lien Credit Facilities, is an affiliate of Apollo Global Management, LLC, the Company’s sponsor.
The foregoing description of the First Lien Credit Facilities does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Lien Credit Facilities, a copy of which is filed as Exhibit 10.1 hereto.
Amended and Restated Senior Secured PIK Notes
On May 30, 2017, the Company entered into an amended and restated note purchase agreement (the “A&R Note Purchase Agreement”) with AP Gaming Holdings, LLC, as subsidiary guarantor (the “Subsidiary Guarantor”), Deutsche Bank AG, London Branch, as holder (the “Holder”), and Deutsche Bank Trust Company Americas, as collateral agent, which amended and restated the note purchase agreement, dated as of May 29, 2015.
The A&R Note Purchase Agreement governs the Company’s previously issued 11.25% senior secured PIK notes (the “Notes”), $115.0 million of which had been issued to the Holder at an issue price of 97% of the principal amount thereof to the Holder in a private placement exempt from registration under the Securities Act of 1933, as amended.  At December 31, 2016, the Notes totaled $133.3 million, which includes capitalized interest of $21.8 million. The A&R Note Purchase Agreement extends the maturity of the Notes to May 28, 2024 and modifies the terms of the Notes to, among other things, account for the repayment of the AGS Seller Notes and the Amaya Seller Note.

The Notes remain secured by the Company’s equity in its subsidiary AP Gaming, Inc., subject to certain limitations including those imposed by gaming laws, and are unconditionally guaranteed by the Subsidiary Guarantor. Interest on the Notes continues to accrue at a rate of 11.25% per annum.  The Company may elect to pay interest due on the Notes in cash, by increasing the principal of the outstanding Notes or by issuing new Notes (“PIK interest”) for the entire amount of the interest payment or by paying interest partially in cash and partially in PIK interest.  Interest on the Notes accrues from the date of issuance and is payable on the dates described in more detail in the A&R Note Purchase Agreement.
The Notes contain limitations on additional indebtedness, guarantees, incurrence of liens, investments and distributions, as defined, some of which were modified in the A&R Note Purchase Agreement.  The Notes also contains customary events of default included in similar transactions, including, among others, failure to make payments when due, acceleration of other material indebtedness, breach of covenants, breach of representations and warranties, involuntary or voluntary bankruptcy, and material judgments.
The foregoing description of the A&R Note Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R Note Purchase Agreement, a copy of which is filed as Exhibit 4.1 hereto.

Item 1.02 Termination of a Material Definitive Agreement.

Existing Credit Facilities
On the Closing Date, the Borrower terminated its senior secured credit facilities (the “Existing Credit Facilities”), dated as of December 20, 2013 (as amended as of May 29, 2015 and as of June 1, 2015 and as amended, restated, supplemented or otherwise modified prior to the Closing Date), by and among the Borrower, the lenders party thereto from time to time and Citicorp North America, Inc., as administrative agent. In connection with the termination, the Borrower repaid all of the outstanding obligations in respect of principal, interest and fees under the Existing Credit Facilities.
AGS Seller Notes

On the Closing Date, AP Gaming, Inc., a wholly owned subsidiary of the Company terminated two promissory notes issued by AP Gaming, Inc. to AGS Holdings, LLC, in the initial principal amounts of $2.195 million and $3.336 million, respectively (the “AGS Seller Notes”). The AGS Seller Notes had been issued to the previous owners of the Company’s primary operating company. In connection with the termination, the Company caused the repayment all of the outstanding obligations in respect of principal and interest under the AGS Seller Notes.

Amaya Seller Note

On the Closing Date, the Company terminated a promissory note issued by the Company to Amaya Inc. (the “Amaya Seller Note”) with an initial principal amount of $12.0 million. The Amaya Seller Note had been issued to satisfy the conditions set forth in the stock purchase agreement for Amaya Americas Corporation (“Cadillac Jack”). In connection with the termination, the Company repaid all outstanding obligations in respect of principal and interest under the Amaya Seller Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
4.1
Amended and Restated Note Purchase Agreement, dated as of May 30, 2017, among AP Gaming Holdco, Inc., as issuer, AP Gaming Holdings, LLC, as subsidiary guarantor, Deutsche Bank AG, London Branch, as holder, and Deutsche Bank Trust Company Americas, as collateral agent.

10.1
First Lien Credit Agreement, dated as of June 6, 2017, among AP Gaming Holdings, LLC, as Holdings, AP Gaming I, LLC, as Borrower, the lenders party thereto, Jefferies Finance LLC, as Administrative Agent, Jefferies Finance LLC and Macquarie Capital (USA) Inc., as Joint Lead Arrangers and Joint Bookrunners, and Apollo Global Securities, LLC, as Co-Manager.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AP GAMING HOLDCO, INC.

Date: June 12, 2017	By:	/s/ Kimo Akiona
Name: Kimo Akiona
Title: Chief Financial Officer, Chief Accounting Officer and Treasurer
(Principal Financial and Accounting Officer)